Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-37529, 33-44230, and 333-106566) of Medtronic, Inc. of our report dated October 26, 2010 relating to the financial statements and supplemental schedule of the Medtronic, Inc. Savings and Investment Plan, which appears in this Form 11-K of the Medtronic, Inc. Savings and Investment Plan for the year ended April 30, 2010.

/s/ McGladrey & Pullen, LLP
McGladrey & Pullen, LLP Minneapolis, Minnesota October 26, 2010